UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 11, 2009, MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth”), which provides the Company with what is sometimes termed an equity line of credit arrangement. Upon the terms and subject to the conditions set forth in the Purchase Agreement, Azimuth is committed to purchase up to $60 million worth of shares of the Company’s common stock over the 24-month term of the Purchase Agreement; provided, however, in no event may the Company sell under the Purchase Agreement more than such number of shares of common stock which is equal to one share less than 20% of the Company’s outstanding shares of common stock on the effective date of the Purchase Agreement. From time to time over the term of the Purchase Agreement, and at the Company’s sole discretion, the Company may present Azimuth with draw down notices requiring Azimuth to purchase a specified dollar amount of shares of the Company’s common stock, based on the price per share over ten consecutive trading days or such other period mutually agreed upon by the Company and Azimuth, with each draw down subject to limitations based on the price of the Company’s common stock and a maximum limit of 2.5% of the Company’s market capitalization at the time of such draw down, or such other limit of the Company’s market capitalization as mutually agreed upon by the Company and Azimuth.

On January 11, 2010, the Company presented Azimuth with a draw down notice, which was subsequently amended. On January 28, 2010, the Company sold an aggregate of 1,527,695 shares of its common stock to Azimuth under the Purchase Agreement at a price of approximately $13.70 per share less a discount of approximately 4.5% per share for a net price of approximately $13.09 per share. The total purchase price for all of these shares was $20.0 million. The Company received net proceeds from the sale of these shares of approximately $19.7 million after deducting its estimated offering expenses of approximately $350,000, including the placement agent fee of $200,000 paid to Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, in connection with this offering. The offering price of these shares was established with reference to the volume weighted average prices of the Company’s common stock on The Nasdaq Global Market for the period beginning January 12, 2010 and ending January 26, 2010, net of a weighted average discount of approximately 4.5% per share. In connection with this sale, the Company is filing, as Exhibit 5.1 hereto, an opinion of its counsel, Latham & Watkins LLP.

The shares of common stock sold to Azimuth pursuant to the Purchase Agreement in this offering were registered on the Company’s effective Registration Statement on Form S-3 (File No. 333-157339).

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

10.1

Common Stock Purchase Agreement, dated as of November 11, 2009, by and between MAP Pharmaceuticals, Inc., a Delaware corporation and Azimuth Opportunity Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on

Form 8-K filed on November 12, 2009, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010

MAP PHARMACEUTICALS, INC.

By:	/s/ CHARLENE A. FRIEDMAN
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JANUARY 28, 2010

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

10.1

Common Stock Purchase Agreement, dated as of November 11, 2009, by and between MAP Pharmaceuticals, Inc., a Delaware corporation and Azimuth Opportunity Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on

Form 8-K filed on November 12, 2009, and incorporated herein by reference).